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                                                                    EXHIBIT 21.1

                  Subsidiaries of APCOA/Standard Parking, Inc.

                              Subsidiary Guarantors


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                                                          Organized                   Percentage
                  Name of Entity                        Under Laws of                of Ownership
                  --------------                        -------------                ------------

  A-1 Auto Park, Inc.                                    Georgia                          100
  APCOA Capital Corporation                              Delaware                         100
  APCOA Lasalle Parking Company, L.C.C.                  Louisiana                        100
  Century Parking, Inc.                                  California                       100
  Events Parking Co., Inc.                               Massachusetts                    100
  Metropolitan Parking System, Inc.                      Massachusetts                    100
  S & S Parking, Inc.                                    California                       100
  Sentinel Parking Co. of Ohio, Inc.                     Ohio                             100
  Sentry Parking, Inc.                                   California                       100
  Standard Auto Park, Inc.                               Illinois                         100
  Standard Parking Corporation                           Illinois                         100
  Standard Parking Corporation IL                        Illinois                         100
  Tower Parking, Inc.                                    Ohio                             100
  Virginia Parking Service, Inc.                         Virginia                         100
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                           Non-Guarantor Subsidiaries

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                                                          Organized                   Percentage
                  Name of Entity                        Under Laws of                of Ownership
                  --------------                        -------------                ------------

  APCOA Australia Pty Limited                            Australia                        100
  APCOA Holdings Canada, Inc.                            Canada                           100
  APCOA Pacific Holdings Pty Limited                     Australia                        100
  Standard Parking of Canada Ltd.                        Canada                           100
  Atrium Parking, Inc.                                   Delaware                         100
  Hawaii Parking Maintenance, Inc.                       Hawaii                           100
  A-M Elmira Parking Company                             Ohio                              65
  A-M Frontier Field Parking Company                     Ohio                              50
  A-M Monroe Parking                                     Ohio                              50
  A-M New York Parking Company                           Ohio                              50
  APCOA Parking Venture I                                Ohio                              99
  APCOA Parking Venture III                              Ohio                              99
  APCOA/JA-Ash Parking Joint Venture                     Ohio                              60
  APCOA-Atrium Parking Venture                           Ohio                              99
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                                                          Organized                   Percentage
                  Name of Entity                        Under Laws of                of Ownership
                  --------------                        -------------                ------------

  APCOA-Etna Parking I                                   Ohio                              90
  APCOA-Etna Parking II                                  Ohio                              80
  APCOA-Etna Parking III                                 Ohio                              80
  APCOA-GSP, L.P.                                        Ohio                              99
  APCOA-M&M Parking                                      Ohio                              80
  APCOA-M&M Parking II                                   Ohio                              80
  APCOA-Miami Parking                                    Ohio                              49
  APCOA-Progressive Parking I                            Ohio                              75
  APCOA-Progressive Parking II                           Ohio                              75
  APCOA-R&G Parking                                      Ohio                              80
  APCOA-RSN Shuttle Operation                            Ohio                              70
  APCOA/Standard Parking - VIP Joint Venture             Florida                           65
  APCOA-S.R.P. Parking XVII                              Ohio                              51
  APCOA-SRP Parking V                                    Ohio                              51
  APCOA-SRP Parking XIII                                 Ohio                              51
  APCOA-Williford Parking                                Ohio                              80
  New Orleans Parking Joint Venture, L.P.                Delaware                          67
  Shuttle Port/APCOA MCO Joint Venture                   Florida                           38.25
  Universal/Standard, L.L.C.                             Illinois                          50
  U-Park Enterprises, Ltd.                               Canada                           100
  374452 B.C. Ltd.                                       Canada                           100
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